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10X CAPITAL VENTURE ACQUISITION CORP. II
(the "Company")

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online Extraordinary General Meeting, you will need your 12 digit control number to vote electronically at the Extraordinary General Meeting. To attend, visit:
https://www.cstproxy.com/10xcapitalii/sm2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

⊓ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ⊓

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

10X CAPITAL VENTURE ACQUISITION CORP. II
1 WORLD TRADE CENTER, 85TH FLOOR
NEW YORK, NEW YORK 10007

The undersigned appoints and , and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the ordinary shares of the Company held of record by the undersigned at the close of business on , 2023 at the Extraordinary General Meeting of the Company to be held on , 2023, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2, 3, 4A, 4B, 4C, 4D, 4E, 4F, 4G, 5, 6 AND 7, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed on the other side)

Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting. To view the Proxy Statement and to Attend the Extraordinary General Meeting, please go to:
https://www.cstproxy.com/ /2023

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4A, 4B, 4C, 4D, 4E, 4F, 4G, 5, 6 AND 7.

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve by an ordinary resolution under Cayman Islands Companies Law, 10X II's entry into the Merger Agreement, dated as of November 2, 2022 (as may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and among 10X II, 10X AA Merger Sub, Inc., a Delaware corporation ("Merger Sub") and African Agriculture, Inc., a Delaware corporation ("AFRAG"), a copy of which is attached to the proxy statement/prospectus as Annex A, pursuant to which, among other things, following the de-registration of 10X II as an exempted company in the Cayman Islands and the continuation and domestication of 10X II as a corporation in the State of Delaware at least one day prior, Merger Sub will merge with and into AFRAG, with AFRAG being the surviving company. After giving effect to such Merger, AFRAG shall be a wholly owned subsidiary of AFRAG PubCo. At Closing, each share of common stock of AFRAG issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive the number of shares of duly authorized, validly issued, fully paid and nonassessable shares of common stock of AFRAG PubCo ("AFRAG PubCo Common Stock") equal to the quotient obtained by dividing (x) the quotient obtained by dividing (i) the sum of (1) $450,000,000 and (2) the aggregate amount of any Company Pre-Closing Financing (as defined in the Merger Agreement) by (ii) ten dollars ($10.00) by (y) the sum, without duplication, of the aggregate number of shares of AFRAG common stock that are (i) issued and outstanding immediately prior to the Effective Time, (ii) issuable upon the exercise or settlement of options or restricted stock units of AFRAG (whether or not then vested or exercisable) that are outstanding immediately prior to the Effective Time, or (iii) issuable upon conversion of any AFRAG convertible note issued prior to the date of the Merger Agreement and outstanding at the Effective Time, in accordance with the terms of the Merger Agreement and certain related agreements (including the Amended and Restated Registration Rights Agreement, the AFRAG Support Agreement, the Standby Equity Purchase Agreement, the Forward Purchase Agreement, the Acquiror Support Agreement, the AFRAG Lock-Up Agreements, and the African Agriculture Holdings Inc. 2023 Incentive Plan, each in the form attached to the proxy statement/prospectus as Annex E, Annex F, Annex G, Annex H, Annex I, Annex J and Annex L, respectively), and the transactions contemplated thereby.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Domestication Proposal — to consider and vote upon a proposal, as a special resolution under Cayman Islands Companies Law, that 10X II be transferred by way of continuation to Delaware pursuant to Article 47 of 10X II's Second Amended and Restated Memorandum and Articles of Association (the "Existing Governing Documents"), Part XII of the Cayman Islands Companies Act, and Section 388 of the General Corporation Law of the State of Delaware and, immediately upon being de-registered in the Cayman Islands, 10X II be continued and domesticated as a corporation under the laws of the State of Delaware.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — Charter Amendment Proposal — to consider and vote upon a proposal, as a special resolution under Cayman Islands Companies Law, to approve the amendment and restatement of the Existing Governing Documents by their deletion and replacement with the proposed new certificate of incorporation, a copy of which is attached to the proxy statement/prospectus as Annex C (the "Proposed Charter") and bylaws, a copy of which is attached to the proxy statement/prospectus as Annex D (the "Proposed Bylaws" and, together with the Proposed Charter, the "Proposed Organizational Documents") of AFRAG PubCo, which, if approved, would take effect immediately after the Domestication.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — Advisory Charter Proposals — to consider and vote, on a non-binding advisory basis, upon the following seven (7) separate resolutions to approve material differences between the Proposed Charter and the Existing Governing Documents:

Advisory Charter Proposal 4A — to increase the authorized share capital of 10X II from US$55,100 divided into (i) 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share, to (ii) shares of common stock, par value $0.0001 per share, of AFRAG PubCo and shares of preferred stock, par value $0.0001 per share, of AFRAG PubCo.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Charter Proposal 4B — to authorize the board of directors of AFRAG PubCo (the "AFRAG PubCo Board") to issue any or all shares of AFRAG PubCo preferred stock in one or more series, with such terms and conditions as may be expressly determined by the AFRAG PubCo Board and as may be permitted by the DGCL.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Charter Proposal 4C — to permit removal of a director only for cause and only by the affirmative vote of the holders of at a majority of the voting power of all of the outstanding shares of voting stock of AFRAG PubCo entitled to vote at an election of directors, voting together as a single class.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Charter Proposal 4D — to provide that, subject to the rights of holders of any series of preferred stock, the number of directors will be fixed from time to time by a majority of the AFRAG PubCo Board.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Charter Proposal 4E — to eliminate the ability of AFRAG PubCo stockholders to take action by written consent in lieu of a meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Charter Proposal 4F — to provide that the Proposed Bylaws may be amended, altered, repealed or adopted either (x) by the affirmative vote of a majority of the AFRAG PubCo Board present at any regular or special meeting of the AFRAG PubCo Board at which a quorum is present or (y) by the approval of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock of AFRAG PubCo.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Charter Proposal 4G — to provide that the Proposed Charter may be amended, altered, repealed or adopted by the approval of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock of AFRAG PubCo for amendments for certain provisions of the Proposed Charter relating to: (i) actions taken by the stockholders of AFRAG PubCo, (ii) exculpation of personal liability of a director of AFRAG PubCo and indemnification of persons serving as directors or officers of AFRAG PubCo, (iii) forum for certain legal actions, (iv) renunciation of certain corporate opportunities, and (v) amendments to the Proposed Charter and AFRAG PubCo Bylaws.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Charter Proposal 4H — to provide that the Court of Chancery for the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for certain stockholder actions, provided that that the exclusive forum provision in the Proposed Charter does not apply to claims arising out of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, for which the federal district courts of the United States are the exclusive forum.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — The Nasdaq Proposal — to consider and vote upon a proposal to approve, as an ordinary resolution under Cayman Islands Companies Law, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of shares of AFRAG PubCo Common Stock in connection with the Business Combination and the SEPA, plus any additional shares pursuant to subscription agreements we or AFRAG may enter into prior to Closing.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — The Equity Incentive Plan Proposal — to consider and vote upon a proposal to approve, as an ordinary resolution under Cayman Islands Companies Law, the African Agriculture Holdings Inc. 2023 Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex L.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — The Adjournment Proposal — to consider and vote upon a proposal to approve, as an ordinary resolution under Cayman Islands Companies Law, the adjournment of the extraordinary general meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to 10X II shareholders or, if as of the time for which the extraordinary general meeting is scheduled, there are insufficient 10X II ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the extraordinary general meeting or (B) in order to solicit additional proxies from 10X II shareholders in favor of one or more of the proposals at the extraordinary general meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________**2023.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.